Exhibit 99.3


                                VCA ANTECH, INC.
           CONSUMMATES TENDER OFFER FOR ALL OUTSTANDING 9.875% SENIOR
                          SUBORDINATED NOTES DUE 2009


LOS ANGELES, CALIFORNIA, MAY 17, 2005 - VCA ANTECH, INC. (NASDAQ NM SYMBOL:
WOOF), a leading animal healthcare company in the United States, today announced that its wholly owned subsidiary Vicar Operating Inc. accepted for payment all of its $170 million outstanding principal amount of 9.875% Senior Subordinated Notes due 2009 pursuant to the cash tender offer and consent solicitation commenced on April 19, 2005. The purchase of the notes was financed by borrowings under VCA's new senior secured credit facility. As a result of the consummation of the tender offer we expect to incur debt retirement costs in the second quarter of 2005 related to the tender consideration, write-off of deferred financing costs and other costs related to the purchase of the senior subordinated notes.

This press release contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995, including our statements regarding the tender offer and entering into a new senior credit facility. Actual results may vary substantially from these forward-looking statements as a result of a variety of factors discussed in our periodic reports filed with the Securities and Exchange Commission, including our Report on Form 10-K for the year ended December 31, 2004 and our periodic Report on Form 10-Q for the quarter ended March 31, 2005 and other periodic reports filed with the Securities and Exchange Commission.

VCA Antech owns, operates and manages the largest networks of freestanding veterinary hospitals and veterinary-exclusive clinical laboratories in the country and supplies ultrasound and digital radiography equipment to the veterinary industry.

CONTACT:  VCA Antech, Inc.
          Tom Fuller, 310-571-6505


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